Rallybio Announces Appointment of Jonathan I. Lieber as Chief Financial Officer

NEW HAVEN, Conn. January 31, 2023—Rallybio Corporation (Nasdaq: RLYB), a clinical-stage biotechnology company committed to identifying and accelerating the development of life-transforming therapies for patients with severe and rare diseases, today announced that Jonathan I. Lieber will join as the Company’s Chief Financial Officer (CFO), effective February 1, 2023. Mr. Lieber succeeds Jeffrey Fryer, CPA, Rallybio’s Co-Founder and CFO. The company announced Mr. Fryer’s departure in June 2022, and following a transition period with Mr. Lieber, Mr. Fryer will depart the company on February 15, 2023.

Mr. Lieber brings more than 30 years of experience as a CFO for public and private life sciences companies and an investment banker. Most recently, he served as the CFO of Applied Genetic Technologies Corporation (AGTC), a publicly traded biotechnology gene therapy company focused on rare diseases, where he led all capital raising activities and was responsible for accounting and finance, human resources, investor relations, information technology and project management. Prior to AGTC, he was a Managing Director at Danforth Advisors, a private equity-backed firm, where he provided CFO services and strategic advice to public and private healthcare companies. Previously, Mr. Lieber served as CFO at firms including Histogenics, a publicly traded cell therapy company, Repligen, Xcellerex (acquired by GE Healthcare), and Altus Pharmaceuticals. Mr. Lieber began his career in healthcare as an investment banker at Salomon Brothers / Salomon Smith Barney and SG Cowen. He is a member of the board of directors of Salarius Pharmaceuticals and serves on the Audit and Nominating and Governance Committees. Mr. Lieber earned his Bachelor of Science in business administration and finance from Boston University and a Master of Business Administration in finance from New York University’s Leonard N. Stern School of Business.

“Jon brings an outstanding record of leadership in finance, capital raising, long-range strategic planning, and operations, as well as investor relations, and we are excited he is joining Rallybio at this important time for our programs. We believe Jon will be a valued contributor and colleague as we continue to advance our rare disease pipeline during this pivotal time in the Company’s development,” said Martin Mackay, Ph.D., Chief Executive Officer of Rallybio.

Mr. Lieber added, “I am thrilled to join the accomplished team at Rallybio dedicated to transforming the development of therapies for severe and rare diseases. I look forward to contributing to Rallybio’s future growth.”

About Rallybio

Rallybio is a clinical-stage biotechnology company committed to identifying and accelerating the development of life-transforming therapies for patients with severe and rare diseases. Since its launch in January 2018, Rallybio has built a portfolio of promising product candidates, which are now in development to address rare diseases in the areas of hematology, immuno-inflammation, maternal fetal health, and metabolic disorders. The Company’s mission is being advanced by a team of highly experienced biopharma industry leaders with extensive research, development, and rare disease expertise. Rallybio is headquartered in New Haven, Connecticut, with an additional facility at the University of Connecticut’s Technology Incubation Program in Farmington, Connecticut. For more information, please visit www.rallybio.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to management. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements concerning the success of Rallybio’s pipeline and programs. The forward-looking statements in this press release are only predictions and are based largely on management’s current expectations and projections about future events and financial trends that management believes may affect Rallybio’s business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, our ability to successfully initiate and conduct our planned clinical trials, including the ongoing and future clinical trials for RLYB212 for the prevention of FNAIT, and complete such clinical trials and obtain results on our expected timelines, or at all, whether our cash resources will be sufficient to fund our operating expenses and capital expenditure requirements and whether we will be successful raising additional capital, competition from other biotechnology and pharmaceutical companies, and those risks and uncertainties described in Rallybio’s filings with the U.S. Securities and Exchange Commission (SEC), including Rallybio’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, and subsequent filings with the SEC. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risks and uncertainties may emerge from time to time, and it is not possible for management to predict all risks and uncertainties. Except as required by applicable law, we are not obligated to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contacts

Ami Bavishi

Head of Investor Relations and Corporate Communications

475-47-RALLY (Ext. 282)

abavishi@rallybio.com

Hannah Deresiewicz

Stern Investor Relations, Inc.

212-362-1200

hannah.deresiewicz@sternir.com

Media Contact
Tara DiMilia
908-369-7168
Tara.dimilia@tmstrat.com